Exhibit 5.1

                      McGrath, North, Mullin & Kratz, P.C.
                           1400 One Central Park Plaza
                              222 South 15th Street
                              Omaha, Nebraska 68102
                                 (402) 341-3070

                                November 3, 2000

ConAgra Foods, Inc.
One ConAgra Drive
Omaha, NE 68102-5001

Ladies and Gentlemen:

     ConAgra Foods, Inc. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 (the "Registration Statement") covering up to $2,000,000,000 aggregate maximum offering price of the Company's common stock, preferred stock and debt securities, which are described in the Registration Statement. In connection with the foregoing, we have examined corporate records of the Company and such other documents and materials as we considered relevant to the opinions set forth below, and have made such investigation of matters of law and fact as we have considered appropriate.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. All necessary corporate action on the part of the Company has been taken to authorize the registration of the common stock and preferred stock by the Company, and when sold as contemplated in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

     3. The Company has full corporate power to execute and deliver the indentures (the "Indentures"), the forms of which appear as exhibits to the Registration Statement, and the debt securities.

     4. The execution and delivery of the Indentures by the Company has been duly authorized, and, subject to compliance with the procedures specified in the Indentures relating to the authorization of the several series of debt securities, the issuance of the debt securities in such series will be duly authorized; and when the debt securities of a series has been so authorized and executed by the Company, authenticated by the trustee and delivered against payment therefor, the debt securities of such series will constitute legally issued, valid and binding obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the section entitled "Legal Matters" of the Registration Statement.

                                        Very truly yours,

                                        McGRATH, NORTH, MULLIN & KRATZ, P.C.

                                        /s/  Guy Lawson
                                        For the Firm